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                                                     EX-99.B8J
                                                     Exhibit 24(b)(8)(J)
                                                     As of October 14, 1997



VIA UPS OVERNIGHT
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The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Pooled Trust, Inc. for the benefit of The Real Estate Investment Trust Portfolio II and The Global Equity Portfolio (each a "Portfolio") hereby appoints The Chase Manhattan Bank to provide custodial services for each of these two Portfolios under and in accordance with the terms of the Agreement and accordingly, requests that the Portfolios be added to Schedule A to the Agreement effective October 14, 1997. Kindly acknowledge your agreement to provide such services and to add the Portfolios to Schedule A by signing in the space provided below.

                                              DELAWARE POOLED TRUST, INC.
                                              on behalf of The Real Estate
                                              Investment Trust Portfolio II and
                                              The Global Equity Portfolio

                                              /s/David K. Downes
                                          By:_________________________________
                                              David K. Downes
                                              Its: Executive Vice President
                                              Chief Operating Officer
                                              Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK

     /s/Rosemary M. Stidmon
By:__________________________
     Rosemary M. Stidmon, Vice President
Its:_________________________